                                                                     EXHIBIT 3.1

                       SECRETARY OF STATE, STATE OF OREGON
                    Corporation Division - Business Registry
                        255 Capitol Street NE, Suite 151
                              Salem, OR 97310-1327
                               FilingInOregon.com

Registry Number: 527549-84





                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                   ENRON CORP.

            THE UNDERSIGNED, being a natural person for the purpose of amending Articles of Incorporation under the Oregon Revised Statutes of the State of Oregon (the "ORS"), hereby certifies that:

            1. The name of the Corporation is Enron Corp. (the "Corporation").

            2. These Second Amended and Restated Articles of Incorporation have been duly adopted in accordance with Section 60.454 of the ORS to put into effect and carry out the Modified Supplemental Fifth Amended Joint Plan of Affiliated Debtors (In re: Enron Corp., et al., Case No. 01-16034 (AJG) (the "Proceeding")) under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") (as amended or supplemented from time to time, the "Plan"), as confirmed on July 15, 2004 by order (the "Order") of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Provision for the making of these Second Amended and Restated Articles of Incorporation is contained in the Order of the Bankruptcy Court, which had jurisdiction under the Bankruptcy Code to order the amendment and restatement of these Articles of Incorporation, approved this amendment and restatement as of the date of the Order, and designated the undersigned to deliver these Second Amended and Restated Articles of Incorporation to the Oregon Secretary of State for filing.

            3. The Articles of Incorporation of the Corporation are hereby further amended and restated in their entirety as follows:

                                    ARTICLE 1

            The name of this Corporation is Enron Corp.

                                    ARTICLE 2

            The address of the registered office of this Corporation in the State of Oregon is 520 S.W. Yamhill, Suite 800, Portland, Oregon 97204, and the name of its resident agent at such address is CT Corporation System. The mailing address of this Corporation at which notices may be delivered pursuant to the Oregon Business Corporation Act is c/o CT Corporation System, 520 S.W. Yamhill, Suite 800, Portland, Oregon 97204.

                                    ARTICLE 3

            The nature of the business or purposes to be transacted, promoted or carried on by this Corporation is to engage in any lawful business or activity for which corporations may lawfully be organized under the laws of the State of Oregon.

                                    ARTICLE 4

Section 4.1 General.

            The total number of shares of all classes of stock which this Corporation shall have authority to issue is one billion two hundred sixteen million five hundred thousand (1,216,500,000) shares of capital stock consisting of the following:

            (1) Sixteen million five hundred thousand (16,500,000) shares of Preferred Stock (the "Preferred Stock"), of which there is hereby designated a series of one million one hundred thirty-seven thousand nine hundred ninety-one (1,137,991) shares of Series 1 Exchanged Preferred Stock ("Series 1 Exchanged Preferred Stock"), and a series of thirty-six (36) shares of Series 2 Exchanged Preferred Stock ("Series 2 Exchanged Preferred Stock"), and a series of Series 3 Exchanged Preferred Stock ("Series 3 Exchanged Preferred Stock") in the number of shares as provided in Section 4.4.A., and a series of one hundred eighty-two thousand nine hundred eight (182,908) shares of Series 4 Exchanged Preferred Stock ("Series 4 Exchanged Preferred Stock"); and

            (2) One billion two hundred million (1,200,000,000) shares of Common Stock (the "Common Stock").

Pursuant to Section 1123 of the Bankruptcy Code, notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities.

Section 4.2 Series 1 Exchanged Preferred Stock.

A. Designation. The distinctive designation of the series shall be the "Series 1 Exchanged Preferred Stock." The number of shares that shall constitute such series shall be 1,137,991 shares, which number shall not be increased.

B. Voting Rights. The holder of each share of Series 1 Exchanged Preferred Stock shall have the right to one vote for each share of Series 1 Exchanged Preferred Stock held by such holder, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, to notice

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of any stockholders' meeting in accordance with the Bylaws of the Corporation and the ORS and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

C. Other Rights. Except for the addition of voting rights provided in paragraph 4.2.B. that are effective with the requirement of a default, the Series 1 Exchanged Preferred Stock, in the aggregate, upon its issuance pursuant to the Plan, shall provide all holders thereof with the same relative, participating, optional or other special rights and powers as those held by all of the holders of the Corporation's Cumulative Second Preferred Convertible Stock, in the aggregate, as set forth in that Statement of Resolutions Establishing the Cumulative Second Preferred Convertible Stock Series of Enron Oregon Corp., adopted on June 17, 1997 and attached hereto as Exhibit A (the "Resolutions Establishing the Cumulative Second Preferred Convertible Stock"), immediately prior to its cancellation pursuant to the Plan, with such aggregate relative, participating, optional or other special rights and powers being allocated pro rata among each share of Series 1 Exchanged Preferred Stock issued pursuant to the Plan, including without limitation, rights to accrued cumulative dividends, existing conversion rates, rights to elect directors and redemption rights, as if such class of Cumulative Second Preferred Convertible Stock had not been cancelled by the Plan and the class of Series 1 Exchanged Preferred Stock was actually the class of such Cumulative Second Preferred Convertible Stock; provided, however, the remedies for default by the Corporation with respect to the election of directors provided in the Resolutions Establishing the Cumulative Second Preferred Convertible Stock shall not be effective until the holders of Allowed Enron Preferred Equity Interests (Class 383) (as defined in the Plan), with regard to the Corporation's Cumulative Second Preferred Convertible Stock, are entitled to distribution of Plan Currency and Trust Interests under the Plan.

Section 4.3 Series 2 Exchanged Preferred Stock.

A. Designation. The distinctive designation of the series shall be the "Series 2 Exchanged Preferred Stock." The number of shares that shall constitute such series shall be 36 shares, which number shall not be increased.

B. Voting Rights. The holder of each share of Series 2 Exchanged Preferred Stock shall have the right to one vote for each share of Series 2 Exchanged Preferred Stock held by such holder, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and the ORS and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

C. Other Rights. Except for the addition of voting rights provided in paragraph 4.3.B that are effective with the requirement of a default, each share of Series 2 Exchanged Preferred Stock, upon its issuance pursuant to the Plan, shall provide the holders thereof with the same relative, participating, optional or other special rights and powers as those held by the holders of each share of the Corporation's 9.142% Perpetual Second Preferred Stock as set forth in that Statement of Resolutions Establishing the 9.142% Perpetual Second Preferred Stock Series of Enron Oregon Corp., adopted on June 17, 1997 and attached hereto as Exhibit B (the

"Resolutions Establishing the 9.142% Perpetual Second Preferred Stock"), immediately prior to its cancellation pursuant to the Plan, including without limitation, rights to accrued cumulative dividends, existing conversion rates, rights to elect directors and redemption rights, as if such 9.142% Perpetual Second Preferred Stock had not been cancelled by the Plan and the shares of Series 2 Exchanged Preferred Stock were actually shares of such 9.142% Perpetual Second Preferred Stock; provided, however, the remedies for default by the Corporation with respect to the election of directors provided in the Resolutions Establishing the 9.142% Perpetual Second Preferred Stock shall not be effective until the holders of Allowed Enron Preferred Equity Interests (Class 383) (as defined in the Plan), with regard to the Corporation's 9.142% Perpetual Second Preferred Stock, are entitled to distribution of Plan Currency and Trust Interests under the Plan.

Section 4.4 Series 3 Exchanged Preferred Stock.

A. Designation. The distinctive designation of the series shall be the "Series 3 Exchanged Preferred Stock." The number of shares that shall constitute such series shall be an indefinite number of shares up to the number of shares necessary to fulfill the Corporation's obligations pursuant to the Share Settlement Agreement (as defined in the Resolutions Establishing the Mandatorily Convertible Junior Preferred Stock, Series B (hereinafter defined)), but in no event more than the number of authorized but unissued shares of Preferred Stock, with shares initially issued being the number of shares of the Corporation's Mandatorily Convertible Junior Preferred Stock Series B outstanding immediately prior to their cancellation pursuant to the Plan.

B. Voting Rights. The holder of each share of Series 3 Exchanged Preferred Stock shall have the right to one vote for each share of Series 3 Exchanged Preferred Stock held by such holder, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and the ORS and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

C. Other Rights. Except for the addition of voting rights provided in paragraph 4.4.B that are effective with the requirement of a default, each share of Series 3 Exchanged Preferred Stock, upon its issuance pursuant to the Plan, shall provide the holders thereof with the same relative, participating, optional or other special rights and powers as those held by the holders of each share of the Corporation's Mandatorily Convertible Junior Preferred Stock, Series B as set forth in that Statement of Resolutions Establishing the Mandatorily Convertible Junior Preferred Stock, Series B of Enron Oregon Corp., adopted on September 17, 1999, and attached hereto as Exhibit C (the "Resolutions Establishing the Mandatorily Convertible Junior Preferred Stock, Series B") immediately prior to its cancellation pursuant to the Plan, including without limitation, rights to accrued cumulative dividends, existing conversion rates, rights to elect directors and redemption rights, as if such Mandatorily Convertible Junior Preferred Stock, Series B had not been cancelled by the Plan and the shares of Series 3 Exchanged Preferred Stock were actually shares of such Mandatorily Convertible Junior Preferred Stock, Series B; provided, however, the remedies for default by the Corporation with respect to the election of directors provided in the Resolutions Establishing the Mandatorily Convertible Junior Preferred Stock, Series B, shall not be effective until the holders of Allowed Enron Preferred Equity

Interests (Class 383) (as defined in the Plan), with regard to the Corporation's Mandatorily Convertible Junior Preferred Stock, Series B, are entitled to distribution of Plan Currency and Trust Interests under the Plan.

Section 4.5 Series 4 Exchanged Preferred Stock.

A. Designation. The distinctive designation of the series of Preferred Stock created by this Statement of Resolutions shall be the "Series 4 Exchanged Preferred Stock." The number of shares that shall constitute such series shall be 182,908 shares.

B. Voting Rights. The holder of each share of Series 4 Exchanged Preferred Stock shall have the right to one vote for each share of Series 4 Exchanged Preferred Stock held by such holder, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and the ORS and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

C. Other Rights. Except for the addition of voting rights provided in paragraph 4.5.B that are effective with the requirement of a default, each share of Series 4 Exchanged Preferred Stock, upon its issuance pursuant to the Plan, shall provide the holders thereof with the same relative, participating, optional or other special rights and powers as those held by the holders of each share of the Corporation's Mandatorily Convertible Single Reset Preferred Stock, Series C as set forth in that Statement of Resolutions Establishing the Mandatorily Convertible Single Reset Preferred Stock, Series C of Enron Oregon Corp., adopted on June 13, 2001, and attached hereto as Exhibit D (the "Resolutions Establishing the Mandatorily Convertible Single Reset Preferred Stock, Series C"), immediately prior to its cancellation pursuant to the Plan, including without limitation, rights to accrued cumulative dividends, existing conversion rates, rights to elect directors and redemption rights, as if such Mandatorily Convertible Single Reset Preferred Stock Series C had not been cancelled by the Plan and the shares of Series 4 Exchanged Preferred Stock were actually shares of such Mandatorily Convertible Single Reset Preferred Stock Series C; provided, however, the remedies for default by the Corporation with respect to the election of directors provided in the Resolutions Establishing the Mandatorily Convertible Single Reset Preferred Stock, Series C, shall not be effective until the holders of Allowed Enron Preferred Equity Interests (Class 383) (as defined in the Plan), with regard to the Corporation's Mandatorily Convertible Single Reset Preferred Stock, Series C, are entitled to distribution of Plan Currency and Trust Interests under the Plan.

Section 4.6 Common Stock.

            Subject to the terms of any Preferred Stock, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock. No dividend (other than a dividend in capital stock ranking on a parity with the Common Stock with respect to the payment of dividends or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Stock in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Stock then outstanding.

            In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

            Subject to any special voting rights of any Preferred Stock, the holders of the Common Stock of the Corporation shall be entitled to one vote for each share of such stock held by them on all matters submitted to a vote or consent of the shareholders.

A. No Preemptive Rights. No holder of shares of stock of the Corporation shall have any preemptive or other rights to acquire the Corporation's unissued shares, except as such rights are expressly provided by contract or in the terms of any series of Preferred Stock established hereunder.

B. Shareholder Action By Written Consent. If the Corporation's shareholders are permitted by law to take any action required or permitted to be taken at a shareholders' meeting without a meeting, such action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 4.7 Subject to Chapter 11 Plan

            Notwithstanding any other provision herein to the contrary, nothing in these Articles of Incorporation shall be deemed to (i) give the holders of any share of Common Stock, Series 1 Exchanged Preferred Stock, Series 2 Exchanged Preferred Stock, Series 3 Exchanged Preferred Stock, or Series 4 Exchanged Preferred Stock any rights, including, without limitation, any right to receive distributions of Plan Currency or Trust Interests (each as defined in the Plan), in excess of the rights given or allocated to such holders under the Plan, (ii) confer upon any third party any rights under any agreement, note or indenture referenced in any Exhibit to these Articles of Incorporation (iii) be an acceptance, acknowledgment or assumption of any liability or obligation of the Corporation under any agreement, note or indenture referred to in any Exhibit to these Articles of Incorporation that was entered into by the Corporation prior to its filing of a petition for bankruptcy under chapter 11 of the United States Bankruptcy Code on December 2, 2001.

                                    ARTICLE 5

Section 5.1 Number and Removal of Directors

            The number of directors of the Corporation shall be five. No shareholder of the Corporation shall have any right to cumulate votes in the election of directors. Except as otherwise provided in these Articles of Incorporation with regard to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office from time to time, but only for cause, by the affirmative vote of not less than 75% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 5.1, "cause" shall be defined as: (i) a director's theft or embezzlement or attempted theft or embezzlement of money, or tangible or intangible assets or property; (ii) a director's violation of any law (whether foreign or domestic), which results in a felony indictment or similar judicial proceeding; or (iii) a director's gross negligence, willful misconduct or knowing violation of law, in the performance of the director's duties; provided, however, the director shall have been given a reasonable period to cure any alleged cause under clause (iii) above (other than willful misconduct) prior to the taking of a vote on the director's removal.

Section 5.2 Vacancy in the Board of Directors

            If a vacancy occurs in the Board of Directors following the death, resignation or removal of a director, such vacancy may be filled by the affirmative vote of a majority of the remaining directors; provided, however, if applicable, such vacancy may only be filled by the Board of Directors after (i) if the former director creating such vacancy was elected or appointed by the shareholders after consultation with the Creditors' Committee (as defined in the Plan), and the Creditors' Committee has not been dissolved, consultation with the Creditors' Committee, or (ii) if the former director creating such vacancy was elected or appointed by the shareholders after consultation with the ENA Examiner (as defined in the Plan) (an "ENA Examiner's Board Member"), and the ENA Examiner has not been discharged, consultation with the ENA Examiner. The appointment of a successor member to the Board of Directors shall be evidenced by a filing with the Bankruptcy Court of a notice of appointment.

Section 5.3 Removal of Directors by Judicial Proceeding

            For purposes of ORS 60.327, the failure of a director to manage the assets and operations of the Corporation in a manner intended to maximize the value of the assets of the Corporation for the benefit of creditors in accordance with and pursuant to the Plan shall constitute gross abuse of the director's authority and discretion with respect to the Corporation. To the extent that an order, judgment or finding is entered by the circuit court of Oregon to remove a director pursuant to ORS 60.327, then notice of such order, judgment or finding must be promptly filed by the Corporation with the Bankruptcy Court.

                                    ARTICLE 6

A. Personal Liability of Directors and Officers.

            To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director or officer. Without limiting the generality of the foregoing, if the ORS is amended after this Article becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of directors or officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. No amendment or repeal of this Article nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article nor a change in the law shall adversely affect any right or protection that is based upon this Article and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article unless the change in the law specifically requires such reduction or elimination.

B. Indemnification.

            The Board of Directors of the Corporation shall provide pursuant to bylaws or other actions or agreements, that the Corporation shall indemnify to the fullest extent permitted by the Act, as in effect at the time of the determination, any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer of the Corporation, or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries, or serves or served at the request of the Corporation, or any of its subsidiaries, as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust or other enterprise. The rights of indemnification provided in this Article shall be in addition to any rights to which any such person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or board of directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense. The Board of Directors of the Corporation may provide pursuant to bylaws or other actions or agreements, that the Corporation shall indemnify any employee or agent of the Corporation or any of its subsidiaries to the same extent that it shall provide for indemnification by the Corporation to the directors and officers of the Corporation as set forth above.

C. Effectiveness.

            Notwithstanding anything to the contrary herein, this Article shall not be deemed to provide any right or protection to any person with regard to any act or omission that occurred prior to the effectiveness of this Article.

                                    ARTICLE 7

            The provisions of the Oregon Control Share Act (ORS Sections 60.801-60.816) shall not be applicable to acquisitions of voting shares of the Corporation.

                                    ARTICLE 8

            The Corporation shall have the right, subject to any express provisions or restrictions contained in the Articles of Incorporation or Bylaws of the Corporation, from time to time, to amend the Articles of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a shareholder of the Corporation by the Articles of Incorporation or any amendment thereof are conferred subject to such right.

                                    ARTICLE 9

            Special meetings of the shareholders for any purpose or purposes may be called at any time by the holders of not less than 25% of all shares entitled to vote on any issue at the proposed special meeting, if such holders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, at such time and at such place as may be stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

                                   ARTICLE 10

            In furtherance and not in limitation of the powers conferred by the ORS, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of not less than 75% of the total number of votes of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE 11

            Notwithstanding any other provision of these Second Amended and Restated Articles of Incorporation, the affirmative vote of the holders of not less than 75% of the total number of votes of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles 5, 6, 8, 9, 10 and 11 of these Second Amended and Restated Articles of Incorporation.

Signature                           Printed Name       Title

/s/ K. Wade Cline                   K. Wade Cline      Managing Director and
--------------------------------                       Assistant General Counsel

J. Michael Smalling, Assistant Secretary                713-345-4124
-----------------------------------------------------   ------------------------
CONTACT NAME (To resolve questions with this filing.)   DAYTIME PHONE NUMBER

-----------------------------------------------------   ------------------------

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

                                    EXHIBIT A

                    STATEMENT OF RESOLUTIONS ESTABLISHING THE
              CUMULATIVE SECOND PREFERRED CONVERTIBLE STOCK SERIES,
                            ADOPTED ON JUNE 17, 1997

      Incorporated herein by reference from Annex F to the Proxy
Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791.

                                    EXHIBIT B

                    STATEMENT OF RESOLUTIONS ESTABLISHING THE
                 9.142% PERPETUAL SECOND PREFERRED STOCK SERIES,
                            ADOPTED ON JUNE 17, 1997

      Incorporated herein by reference from Annex G to the Proxy
Statement/Prospectus included in Enron's Registration Statement on Form S-4 -File No. 333-13791.

                                    EXHIBIT C

                    STATEMENT OF RESOLUTIONS ESTABLISHING THE
 MANDATORILY CONVERTIBLE JUNIOR PREFERRED STOCK, SERIES B OF ENRON OREGON CORP.,
                          ADOPTED ON SEPTEMBER 17, 1999

      Incorporated herein by reference from Exhibit 4.02 to Enron's Form 8-K - File No. 001-13159.

                                    EXHIBIT D

                    STATEMENT OF RESOLUTIONS ESTABLISHING THE
        MANDATORILY CONVERTIBLE SINGLE RESET PREFERRED STOCK, SERIES C OF
                               ENRON OREGON CORP.,
                            ADOPTED ON JUNE 13, 2001

                      STATEMENT OF RESOLUTIONS ESTABLISHING
                         A SERIES OF PREFERRED STOCK OF
                                   ENRON CORP.

                      MANDATORILY CONVERTIBLE SINGLE RESET
                            PREFERRED STOCK, SERIES C

            Pursuant to Oregon Revised Statutes Section 60.134 and Article IV of the Articles of Incorporation, as amended, of Enron Corp. (the "Corporation"), the Board of Directors of the Corporation has duly adopted resolutions to the following effect as of June 13, 2001, establishing a series of Preferred Stock of the Corporation:

            RESOLVED, that there is hereby established a series of Preferred Stock of the Corporation designated the Mandatorily Convertible Single Reset Preferred Stock, Series C (herein referred to as the "Mandatorily Convertible Preferred Stock"). The designation and number of shares of such series and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Corporation's Articles of Incorporation, as amended, that may be applicable to such series) are as follows:

      A. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Corporation's Articles of Incorporation, as amended. In addition, the following terms shall have the following meanings when used herein:

            "Average Trading Price" for any given period, including a single day, means, for a security, an amount equal to (i) the sum of the Closing Price for such security on each Trading Day in such period divided by (ii) the total number of Trading Days in such period.

            "Board of Directors" shall mean the Board of Directors of the Corporation.

            "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which commercial banking institutions in the State of New York, the State of Oregon or London, England are authorized or obligated by law or executive order to close.

            "Closing Price" means, for a security, the closing price for such security on the Trading Day in question (or if such day is not a Trading Day then as of the Trading Day next preceding such day) as reported by Bloomberg L.P., or if not so reported by Bloomberg L.P., as reported by another recognized source selected by the Board of Directors of the Corporation.

            "Common Stock" shall have the meaning specified in paragraph F(9) hereof.

            "Dividend Payment Date" shall have the meaning specified in paragraph C(l) hereof.

            "Failed Remarketing" shall have the meaning ascribed to such term in the Remarketing Agreement.

            "Final Sale Date" shall have the meaning ascribed to such term in the Remarketing Agreement.

            "junior stock" shall mean (and references to shares ranking "junior to" the Mandatorily Convertible Preferred Stock shall refer to), with respect to paragraphs C and G, Common Stock, the Series A Junior Voting Convertible Preferred Stock of the Corporation and any other class or series of stock of the Corporation which by its terms is not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Mandatorily Convertible Preferred Stock shall have been so paid or declared and, with respect to paragraphs D and G, Common Stock, the Series A Junior Voting Convertible Preferred Stock of the Corporation and any other class or series of stock of the Corporation which by its terms is not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Mandatorily Convertible Preferred Stock shall have received the entire amount to which such stock is entitled upon liquidation, dissolution or winding up.

            "Mandatory Conversion" shall have the meaning specified in paragraph F(l) hereof.

            "Mandatory Conversion Date" shall have the meaning specified in paragraph F(1) hereof.

            "Mandatory Conversion Date Market Price" shall have the meaning specified in paragraph F(1).

            "Mandatory Conversion Rate" shall have the meaning specified in paragraph F(1) hereof.

            "Marlin Senior Notes" means the 6.31% Senior Secured Notes due 2003 issued by Marlin Water Trust II and Marlin Water Capital Corp. II in the original aggregate principal amount of $475,000,000 and the 6.19% Senior Secured Notes due 2003 issued by Marlin Water Trust II and Marlin Water Capital Corp. II in the original aggregate principal amount of (euro)515,000,000.

            "Optional Conversion" shall have the meaning specified in paragraph F(2).

            "Optional Conversion Rate" shall have the meaning specified in paragraph F(2).

            "parity stock" shall mean (and references to shares ranking "on a parity with" the Mandatorily Convertible Preferred Stock shall refer to), with respect to paragraphs C and G, any class or series of stock of the Corporation which by its terms is entitled to receive payment of dividends on a parity with the Mandatorily Convertible Preferred Stock and, with respect to paragraphs D and G, any class or series of stock of the Corporation which by its terms is entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Mandatorily Convertible Preferred Stock.

            "Principal Market" means the principal exchange on which the security in question is traded or the principal market on which such security is quoted, as determined by the Board of Directors of the Corporation.

            "Pro Rata Repurchase" means any purchase of shares of Common Stock by the Corporation or any affiliate thereof (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while any of the shares of Mandatorily Convertible Preferred Stock are outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any affiliate thereof made in open market transactions substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. A Pro Rata Repurchase shall be deemed to be effective on the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

            "Rate Reset Date" shall have the meaning ascribed to such term in the Remarketing Agreement.

            "Redemption Event" means the occurrence of any of the following: (i) any consolidation or merger of the Corporation with or into another corporation or entity or the statutory exchange of securities with another corporation or entity, unless in connection with such consolidation, merger or exchange the outstanding shares of Common Stock immediately preceding the consummation of such consolidation, merger or exchange are converted into, exchanged for or otherwise represent a majority of the outstanding shares of common stock of the surviving or resulting corporation or entity immediately succeeding the consummation of such consolidation, merger or exchange, (ii) the Corporation sells or conveys to another entity (other than a Subsidiary) all or substantially all of the assets of the Corporation or (iii) the execution by the Corporation of a definitive written agreement that contemplates the occurrence of any of the events referred to in clause (i) or (ii).

            "Remarketing Agents" shall have the meaning ascribed to such term in the Remarketing Agreement.

            "Remarketing Agreement" shall mean the Remarketing and Registration Rights Agreement dated as of July 19, 2001 among the Corporation, the Preferred Voting Trust, Marlin Water Trust, United States Trust Company of New York, as Indenture Trustee, and Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. as Remarketing Agents. The Corporation will furnish any shareholder of the Corporation with a copy of the Remarketing Agreement without charge upon request in writing to the Secretary of the Corporation.

            "Reset Common Yield" shall mean the quotient of (i) the product of
(x) 4 and (y) the amount of the ordinary quarterly cash dividend on one share of Common Stock most recently declared prior to the Trigger Date (as appropriately adjusted for the events referred to in paragraph F(3)(a)), unless subsequent to such declaration and prior to the Trigger Date, the Corporation has publicly announced a change to, or elimination of, its ordinary quarterly cash dividend and filed with the Securities and Exchange Commission a document including such change or elimination, in which case the amount of such publicly announced changed ordinary quarterly cash dividend, or $0.00 if such dividend is to be eliminated, divided by (ii) the Reset Price (provided, however, that if as of the Trigger Date there is more than one class of Common Stock, then the Reset Common Yield shall be calculated with respect to each then outstanding class of Common Stock, and the Reset Common Yield (as used herein) shall be the amount calculated with respect to the class of Common Stock resulting in the greatest Reset Common Yield).

            "Reset Dividend Amount" shall mean an amount per share per annum equal to the product of (i) the sum of (x) the Reset Common Yield (expressed as a percentage), plus (y) 7% and (ii) $5,000.00 (rounded to the nearest cent).

            "Reset Price" shall mean the higher of (i) the Closing Price of a share of Common Stock on the Trigger Date or (ii) the quotient (rounded up to the nearest cent) of $914,540,000 divided by the number, as of the Trigger Date, of the authorized but unissued shares of Common Stock less the number of shares of Common Stock reserved as of the Trigger Date by the Board of Directors for any purpose other than to satisfy the Corporation's obligations with respect to the Mandatorily Convertible Preferred Stock, subject to adjustment as provided in paragraph F.

            "Rights" means rights or warrants distributed by the Corporation under a shareholder rights plan or agreement to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Rights Events"):

            (i) are deemed to be transferred with such shares of Common Stock,

            (ii) are not exercisable, and

            (iii) are also issued in respect of future issuances of Common
      Stock.

            "Rights Events" shall have the meaning ascribed to such term in the definition of Rights.

            "senior stock" shall mean (and references to shares ranking "senior to" or "prior to" the Mandatorily Convertible Preferred Stock shall refer to), with respect to paragraphs C and G, the 9.142% Perpetual Second Preferred Stock of the Corporation, the Cumulative Second Preferred Convertible Stock of the Corporation, the Mandatorily Convertible Single Reset Preferred Stock, Series A of the Corporation, the Mandatorily Convertible Junior Preferred Stock, Series B of the Corporation and any other class or series of stock of the Corporation ranking senior to the Mandatorily Convertible Preferred Stock in respect of the right to receive dividends and, with respect to paragraphs D and G, the 9.142% Perpetual Second Preferred

Stock of the Corporation, the Cumulative Second Preferred Convertible Stock of the Corporation, the Mandatorily Convertible Single Reset Preferred Stock, Series A of the Corporation, the Mandatorily Convertible Junior Preferred Stock, Series B of the Corporation and any other class or series of stock of the Corporation ranking senior to the Mandatorily Convertible Preferred Stock with respect to the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation. All classes or series of stock of the Corporation other than junior stock or parity stock shall be senior stock with respect to the Mandatorily Convertible Preferred Stock, except to the extent expressly provided otherwise in the Corporation's Articles of Incorporation, as amended, including any Statement of Resolutions Establishing a Series of Preferred Stock.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions, are at the time directly or indirectly owned by the Corporation.

            "Successful Repricing Date" shall have the meaning ascribed to such term in the Remarketing Agreement.

            "Threshold Appreciation Price" means the product of (i) the Reset Price as of the time in question and (ii) 1.10.

            "Trading Day" means a day on which the Principal Market with respect to the security in question is regularly scheduled to be open for trading. For purposes of this definition, a day on which any such exchange is scheduled to close (as opposed to unexpectedly closing) prior to its regular closing time shall not constitute a Trading Day.

            "Trigger Date" shall mean the earlier of (A) the first Successful Repricing Date to occur or (B) the date of a Failed Remarketing.

      B. Designation. The distinctive designation of the series of Preferred Stock created by this Statement of Resolutions shall be the "Mandatorily Convertible Single Reset Preferred Stock, Series C." The number of shares that shall constitute such series shall be 182,908 shares.

      C. Dividends.

      (1) The holders of the Mandatorily Convertible Preferred Stock shall not be entitled to receive any dividends (nor shall dividends commence to accrue) prior to, or with respect to any period ending prior to, the first Rate Reset Date to occur. The holders of the Mandatorily Convertible Preferred Stock, in preference to the rights of holders of any junior stock but subject to the rights of holders of any senior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of any funds legally available therefor, cumulative cash dividends from the date of such Rate Reset Date at the Reset Dividend Amount, and no more, payable on the dates as set forth in this paragraph C. Dividends shall accrue on any given share of Mandatorily Convertible Preferred Stock from the date of such Rate Reset Date. Dividends shall be payable quarterly in arrears on each January 1, April 1, July 1, and October 1 commencing on the first such date following the first Rate Reset Date to occur (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a Business

Day, then the Dividend Payment Date shall be the next succeeding Business Day. Each such dividend shall be payable to holders of record as they appear on the books of the Corporation or any transfer agent for the Mandatorily Convertible Preferred Stock on such record dates as shall be fixed by the Board of Directors subject to applicable law (which record date shall be no more than 60 days prior to the date fixed for the payment thereof). Dividends on the Mandatorily Convertible Preferred Stock shall accrue on a daily basis commencing on and including the first Rate Reset Date to occur, and accrued dividends for each dividend period or portion thereof shall cumulate, to the extent not paid, as of the date on which they were to have been paid. A dividend period shall commence on a Dividend Payment Date or the first Rate Reset Date to occur, as the case may be, and continue to the day next preceding the next succeeding Dividend Payment Date. Accumulated unpaid dividends shall not accrue interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Mandatorily Convertible Preferred Stock for any period less than or more than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Dividends on the Mandatorily Convertible Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends in arrears for any past dividend periods or portions thereof may be declared and paid at any time without reference to any regular Dividend Payment Date to holders of record on such date as shall be fixed by the Board of Directors subject to applicable law. Dividends on the Mandatorily Convertible Preferred Stock shall cease to accrue on the earlier of
(i) the day immediately preceding the Mandatory Conversion Date, or (ii) the day immediately prior to their earlier conversion.

      (2) As long as any shares of Mandatorily Convertible Preferred Stock are outstanding, no dividends or other distributions for any dividend period (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into, junior stock, and cash in lieu of fractional shares of such junior stock in connection with any such dividend or distribution) will be paid on any junior stock unless: (i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such junior stock dividend or distribution, to the extent such dividends on senior stock, parity stock or Mandatorily Convertible Preferred Stock are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of senior stock, parity stock or Mandatorily Convertible Preferred Stock.

            In addition, as long as any Mandatorily Convertible Preferred Stock is outstanding, no shares of any junior stock may be purchased, redeemed, or otherwise acquired by the Corporation or any Subsidiary (except in connection with a reclassification or exchange of any junior stock through the issuance of other junior stock (and cash in lieu of fractional shares of such junior stock in connection therewith) and except for the acquisition of shares of any junior stock pursuant to contractual obligations binding against the Corporation or any Subsidiary that were entered into prior to the date of the first issuance of shares of Mandatorily

Convertible Preferred Stock or pursuant to contractual obligations that are entered into at a time subsequent thereto when such acquisitions of shares could be made pursuant to this subparagraph C(2)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any junior stock unless: (i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition, to the extent dividends on such senior stock, parity stock or Mandatorily Convertible Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of senior stock, parity stock or Mandatorily Convertible Preferred Stock. Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or junior stock) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any junior stock and from time to time junior stock may be purchased, redeemed or otherwise acquired by the Corporation or any Subsidiary. In the event of the declaration and payment of any such dividends or other distributions, the holders of such junior stock will be entitled, to the exclusion of holders of any outstanding senior stock or parity stock, to share therein according to their respective interests.

      (3) As long as any Mandatorily Convertible Preferred Stock is outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of parity stock (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into, parity stock or junior stock and cash in lieu of fractional shares of such parity stock or junior stock in connection with any such dividend), unless either: (a) (i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such senior stock, parity stock or Mandatorily Convertible Preferred Stock dividend or distribution, to the extent dividends on such senior stock, parity stock or Mandatorily Convertible Preferred Stock are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock; and
(iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of senior stock, parity stock or Mandatorily Convertible Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Mandatorily Convertible Preferred Stock and each share of such parity stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding Mandatorily Convertible Preferred Stock and such outstanding shares of parity stock bear to each other. In addition, as long as any Mandatorily Convertible Preferred Stock is outstanding, no shares of any parity stock may be purchased, redeemed or otherwise acquired by the Corporation or any Subsidiary (except with any junior stock and cash in lieu of fractional shares of such junior stock in connection therewith and except for the acquisition of shares of any parity stock pursuant to contractual obligations binding against the Corporation or any Subsidiary that were entered into prior to the date of the first issuance of shares of Mandatorily Convertible Preferred Stock or pursuant to contractual obligations that are entered into at a time subsequent thereto when such acquisitions of shares could be made pursuant to this subparagraph C(3)) unless: (i) full dividends, if any, on all outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or other acquisition, to the extent dividends on such senior stock, parity stock or Mandatorily Convertible Preferred Stock are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of senior stock, parity stock and Mandatorily Convertible Preferred Stock; and
(iii) the Corporation is not in default of any of its obligations to redeem any outstanding shares of senior stock, parity stock or Mandatorily Convertible Preferred Stock, unless all parity stock and Mandatorily Convertible Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

      (4) Any dividend payment made on the Mandatorily Convertible Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the Mandatorily Convertible Preferred Stock.

      (5) All dividends paid with respect to the Mandatorily Convertible Preferred Stock shall be paid pro rata to the holders entitled thereto.

      (6) Holders of the Mandatorily Convertible Preferred Stock shall be entitled to receive dividends in preference to and in priority over any dividends upon any shares of the Corporation ranking junior to the Mandatorily Convertible Preferred Stock as to dividends, but subject to the rights of holders of shares of the Corporation having a preference and a priority over the payment of dividends on the Mandatorily Convertible Preferred Stock.

      D. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payments shall be made to the holders of any junior stock, but subject to the rights of any senior stock or parity stock, the holders of the Mandatorily Convertible Preferred Stock shall be entitled to be paid in full in cash the amount of $5,000.00 per share, together with accrued and unpaid dividends to the date of such distribution or payment, whether or not earned or declared. If such payment shall have been made in full to the holders of the Mandatorily Convertible Preferred Stock and all preferential payments or distributions to be made with respect to senior stock and parity stock have been made in full, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all shares of the Mandatorily Convertible Preferred Stock and parity stock, the holders of the Mandatorily Convertible Preferred Stock, together with holders of parity stock, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation or the statutory exchange of securities with another entity, nor the sale, lease, transfer, exchange or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this paragraph D.

      E. Redemption. The Corporation shall have the right to redeem all, but not part, of the outstanding Mandatorily Convertible Preferred Stock at any time following a Redemption Event and prior to the first Rate Reset Date to occur at the redemption price of $5,000.00 per share, together with accrued but unpaid dividends to the date of payment, whether or not earned or declared (the "Redemption Price"). The Corporation shall not have the right to redeem any or all of the Mandatorily Convertible Preferred Stock at any other time. Notice of a redemption of the Mandatorily Convertible Preferred Stock shall be mailed, addressed to the holder or holders of record of such shares at their respective addresses as they shall appear on the books of the Corporation, such mailing to be at least two Business Days and not more than 60 days prior to the date fixed for redemption. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the Redemption Price. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrecoverably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

      F. Conversion.

      (1) Unless previously converted at the option of the holder in accordance with the provisions hereof, on the third anniversary of the first Rate Reset Date to occur, or if such date is not a Business Day, the next succeeding day that is a Business Day (the "Mandatory Conversion Date"), each outstanding share of Mandatorily Convertible Preferred Stock shall, without additional notice to holders thereof, convert automatically (the "Mandatory Conversion") into (i) a number of fully paid and non-assessable shares of Common Stock at the Mandatory Conversion Rate (as defined herein) in effect on the Mandatory Conversion Date; and (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of Mandatorily Convertible Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to and including the day immediately prior to the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor (and if sufficient funds are not then legally available therefor, the Corporation shall pay such amount, if any, pro rata (based on the amounts so owing) to the holders of the Mandatorily Convertible Preferred Stock and any parity stock then entitled to similar payment as is then legally available therefor and shall pay any deficiency thereafter as soon as funds are legally available therefor). The "Mandatory Conversion Rate" is equal to the following number of shares of Common Stock per share of Mandatorily Convertible Preferred Stock: (a) if the Mandatory Conversion Date Market Price is greater than or equal to the Threshold Appreciation Price, the quotient of (i) $5,000.00 divided by (ii) the Threshold Appreciation Price, (b) if the Mandatory Conversion Date Market Price is less than the Threshold Appreciation Price but is greater than the Reset

Price, the quotient of $5,000.00 divided by the Mandatory Conversion Date Market Price and (c) if the Mandatory Conversion Date Market Price is less than or equal to the Reset Price, the quotient of $5,000.00 divided by the Reset Price, subject to adjustment as provided in this paragraph F. "Mandatory Conversion Date Market Price" shall mean the Average Trading Price per share of Common Stock for the 20 consecutive Trading Days immediately prior to, but not including, the Mandatory Conversion Date; provided, however, that if an event occurs during such 20 consecutive Trading Days that would require an adjustment to the Mandatory Conversion Rate pursuant to paragraphs F(3) or F(5), the Board of Directors may make such adjustments to the Average Trading Price for shares of Common Stock for such 20 Trading Day period as it reasonably deems appropriate to effectuate the intent of the adjustments in paragraph F(3) and F(5), in which case any such determination by the Board of Directors shall be set forth in a resolution of the Board of Directors and shall be conclusive absent manifest error.

            Dividends on the Mandatorily Convertible Preferred Stock shall cease to accrue, and Mandatorily Convertible Preferred Stock shall cease to be outstanding, on the Mandatory Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the Mandatorily Convertible Preferred Stock, and the Corporation may defer the payment of dividends on such Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the Mandatorily Convertible Preferred Stock, provided that the Corporation shall give the holders of the Mandatorily Convertible Preferred Stock such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the Mandatorily Convertible Preferred Stock or in respect of such Common Stock shall not bear interest.

      (2) Shares of Mandatorily Convertible Preferred Stock are convertible, at the option of the holders thereof ("Optional Conversion") at any time after the date hereof and before the Mandatory Conversion Date, into Common Stock at a rate equal to 204 shares of Common Stock per share of Mandatorily Convertible Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as set forth in this paragraph F; provided, however, that the Optional Conversion Rate shall adjust as of the first Rate Reset Date to occur (regardless of the adjustments made to the Optional Conversion Rate after the issuance of the shares of Mandatorily Convertible Preferred Stock and prior to such Rate Reset
Date) to the following number of shares of Common Stock per share of Mandatorily Convertible Preferred Stock: the quotient of (i) $5,000.00 divided by (ii) the Threshold Appreciation Price, subject to further adjustment as set forth in this paragraph F. Optional Conversion of shares of Mandatorily Convertible Preferred Stock may be effected by delivering certificates evidencing such shares of Mandatorily Convertible Preferred Stock, together with written notice of conversion and, if required by the Corporation, a proper assignment of such certificates to the Corporation or in blank (and, if applicable as provided in the following paragraph, cash payment of an amount equal to the dividends attributable to the current dividend period payable on such shares), to the office of the transfer agent for the shares of Mandatorily Convertible Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with

Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

            Holders of shares of Mandatorily Convertible Preferred Stock at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such record date and on or prior to such Dividend Payment Date. However, shares of Mandatorily Convertible Preferred Stock surrendered for Optional Conversion after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividends attributable to the current dividend period payable on such shares on such next succeeding Dividend Payment Date. Except as provided above, upon any Optional Conversion, the Corporation shall make no payment of or allowance for unpaid dividends, whether or not in arrears, on such converted shares of Mandatorily Convertible Preferred Stock as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

      (3) The Optional Conversion Rate shall be adjusted from time to time, and the Mandatory Conversion Rate shall be adjusted from time to time after the first Rate Reset Date to occur, as follows:

            (a) In case the Corporation shall (i) pay a dividend on its Common Stock in other Common Stock, (ii) subdivide or split its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of Common Stock, or (iv) issue by reclassification of its Common Stock any other Common Stock (including in connection with a merger in which the Corporation is a surviving corporation), then, in any such event, (1) the Mandatory Conversion Rate in effect immediately prior to such event shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction (which fraction and all other fractions referred to herein may be improper fractions), the numerator of which is one and the denominator of which is the number of shares of Common Stock that a holder of one share of Common Stock prior to any event described above would hold after such event (assuming the issuance of fractional shares) (the "Recapitalization Adjustment Ratio"), and (2) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Recapitalization Adjustment Ratio. Such adjustment shall become effective immediately after the effective date of any such event (or the earlier record date in the case of any such dividend) whenever any of the events listed above shall occur.

            (b) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period, except in the case of Rights, expiring within 45 days after the record date for determination of the shareholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share of Common Stock less than the current market price per share of Common Stock (as defined in paragraph F(4) below) on such record date, then in each such case the Mandatory Conversion Rate on the date of such issuance shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Average Trading Price for a share of Common Stock for the record date for such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (the "Anti-Dilution Adjustment Ratio"); and (B) the Optional Conversion Rate in effect on the record date described below shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Anti-Dilution Adjustment Ratio. For the purposes of this subparagraph
      (b): the issuance of rights or warrants to subscribe for or purchase securities exercisable for, convertible into, or exchangeable for, shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are exercisable, convertible or exchangeable at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon the exercise, conversion or exchange of such securities. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for such rights or warrants. To the extent that any shares of Common Stock, or securities exercisable for, convertible into, or exchangeable for, shares of Common Stock so offered for subscription or purchase are not so subscribed or purchased by the expiration of such rights or warrants, the Mandatory Conversion Rate and the Optional Conversion Rate shall each be readjusted to the rates or amounts, respectively, which would then be in effect, had the adjustment made upon the issuance of such rights or warrants been made upon the basis of the issuance of rights or warrants in respect of only the number of shares of Common Stock and securities exercisable for, convertible into, or exchangeable for, shares of Common Stock actually issued upon exercise of such rights or warrants.

            (c) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness or other assets (including capital shares of the Corporation other than Common Stock but excluding any Ordinary Cash Dividends (as defined below)), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in subparagraph (b) above), then in each such case the Mandatory Conversion Rate in effect immediately prior to such event shall be adjusted such that the Reset Price shall be adjusted by multiplying it by a fraction, the numerator of which shall be the Average Trading Price for a share of Common Stock on such record date, minus the fair market value as of such record date of the portion of evidences of indebtedness or other assets so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock (provided that such numerator shall never be less than $1.00) and the denominator of which shall be the Average Trading Price for a share of Common Stock on such record date (the "Distribution Adjustment Ratio"); and the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Distribution Adjustment Ratio. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for such dividend or distribution or the determination of shareholders entitled to receive such dividend or distribution or rights or warrants, as the case may be. "Ordinary Cash Dividends" shall mean (i) any regular cash dividend on the Common Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in paragraph F(3)(a)) and (ii) any other cash dividend or distribution which, when combined on a per share basis with the per share amount of all other cash dividends and distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in paragraph F(3)(a) and excluding cash dividends or distributions that resulted in an adjustment to the Mandatory Conversion Rate or the Optional Conversion Rate), does not exceed 10% of the current market price per share of Common Stock (determined pursuant to paragraph F(4)) on the Trading Day immediately preceding the date of declaration of such dividend or distribution.

      (4) For the purpose of any computation under paragraph F(3) above, the "current market price per share of Common Stock" on any date in question shall mean the Average Trading Price for shares of Common Stock for the 15 consecutive Trading Days ending on the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to paragraph F(3), the Board of Directors of the Corporation may make such adjustments to the Average Trading Price for shares of Common Stock during such 15 Trading Day period as it reasonably deems appropriate to effectuate the intent of the adjustments in paragraph F(3), in which case any such determination by the Board of Directors of the Corporation shall be set forth in a Board resolution and shall be conclusive absent manifest error. For purposes of this paragraph, the term "`ex' date", when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Average Trading Price was obtained without the right to receive such issuance or distribution. For the purpose of any computation under paragraph F(3) above, the "fair market value" of any assets, evidences of indebtedness, subscription rights or warrants on any date in question: (i) in the event any such item is a publicly traded security ("Publicly Traded Security"), shall be determined for such date pursuant to the provisions of this paragraph F(4) for determination of the "current market price per share of Common Stock", except that (x) each reference therein to "Common Stock" shall be deemed to mean such Publicly Traded Security, and (y) if such Publicly Traded Security does not trade on a "when issued" basis for the 15 consecutive Trading Days preceding the "ex" date, such determination shall be made for the period of 15 consecutive Trading Days commencing on the "ex" date; and (ii) in the event any such item is not a Publicly Traded Security, shall be reasonably determined in good faith for such date by the Board of Directors of the Corporation, as evidenced by a resolution of the Board, whose determination shall be conclusive absent manifest error.

      (5) In any case of any reclassification of Common Stock (other than a reclassification of the Common Stock referred to in paragraph F(3)(a)); any consolidation or merger of the

Corporation with or into another corporation or other entity (other than a merger resulting in a reclassification of the Common Stock referred to in paragraph F(3)(a)); any sale or conveyance to another entity (other than a Subsidiary) of all or substantially all of the assets of the Corporation; or the statutory exchange of securities with another corporation or entity (other than in connection with a merger or acquisition) (any such event referred to herein as a "Transaction"), then the Optional Conversion Rate and Mandatory Conversion Rate shall be adjusted so that after consummation of such a Transaction the holders of shares of Mandatorily Convertible Preferred Stock will receive, in lieu of the number of shares of Common Stock which such holder would have received upon conversion but for such Transaction, the kind and amount of securities, cash or other property receivable upon consummation of such Transaction by a holder of such number of shares of Common Stock, subject to further adjustment as provided in this paragraph F, including without limitation, an adjustment to the Optional Conversion Rate on the first Rate Reset Date to occur if such Transaction occurs prior to such Rate Reset Date. On and after the consummation of any such Transaction, the Mandatory Conversion Date Market Price, which shall be used for purposes of the determination as to which of clauses (a), (b) or (c) of the definition of Mandatory Conversion Rate applies, shall mean the sum of (i) the product of the Average Trading Price of any Publicly Traded Security received upon consummation of such Transaction for the 20 consecutive Trading Days immediately prior to, but not including, the Mandatory Conversion Date multiplied by the fraction of such security received in such Transaction per share of Common Stock (assuming the issuance of fractional shares) plus (ii) the fair market value of the cash and other property received upon consummation of such Transaction per share of Common Stock as of the day preceding the Mandatory Conversion Date as determined in accordance with subparagraph F(4). In determining the kind and amount of securities, cash or other property receivable upon consummation of such Transaction by a holder of shares of Common Stock, it shall be assumed that such holder is not a person or entity with which the Corporation consolidated or into which the Corporation was merged or which merged into the Corporation or with which such statutory exchange occurred, as the case may be, or an affiliate of any such Person and that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash, or other property receivable upon consummation of such Transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a reclassification, consolidation, merger, sale, conveyance or exchange, effective provision shall be made in the certificate of incorporation or similar document of the resulting or surviving corporation or entity so that the conversion rate applicable to any securities or property into which the shares of the Mandatorily Convertible Preferred Stock shall then be convertible shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) to (c) of paragraph F(3) inclusive, above, and the other provisions of this paragraph F with respect to the Common Stock shall apply on terms as nearly equivalent as practicable to any such other securities and property deliverable upon conversion of shares of Mandatorily Convertible Preferred Stock.

      (6) Whenever any adjustments are required in the shares of Common Stock into which each share of Mandatorily Convertible Preferred Stock is convertible, the Corporation shall forthwith (a) compute the adjusted Mandatory Conversion Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Mandatory Conversion Rate and the Optional Conversion Rate, describing in reasonable detail the method of calculation used and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment and file with the transfer agent of the Mandatorily Convertible Preferred Stock such certificate and (b) cause a copy of such certificate to be mailed to each holder of record of the Mandatorily Convertible Preferred Stock as of or promptly after the effective date of such adjustment and, with respect to adjustments applicable after the first Rate Reset Date to occur, make a prompt public announcement of such adjustment.

      (7) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of issuance upon conversion of the Mandatorily Convertible Preferred Stock a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock then deliverable at such time upon an Optional Conversion of all shares of the Mandatorily Convertible Preferred Stock multiplied by (ii) prior to the first Rate Reset Date to occur, 1.00 and on and after such Rate Reset Date, 1.10.

      (8) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of the Mandatorily Convertible Preferred Stock pursuant to this paragraph F. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in the name other than in that which the shares of Mandatorily Convertible Preferred Stock so converted were registered and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (9) For the purpose of this paragraph F, the term "Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, Common Stock issuable upon conversion of the Mandatorily Convertible Preferred Stock shall include only shares of the class designated as Common Stock as of the original date of issuance of the Mandatorily Convertible Preferred Stock, or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof (including reclassifications referred to in clause (iv) of subparagraph F(3)(a)) and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that, if at any time, there shall be more than one such resulting class or series, the shares of such class and series then so issuable shall be in the same proportion, if possible, or if not possible, in substantially the same proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all classes and series resulting from all such reclassifications.

      (10) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Mandatorily Convertible Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the current market price per share of Common Stock (determined as provided in paragraph F(4)) of the Common Stock on the date of conversion shall be paid to the holder in cash by the Corporation. If on such date there is no current market price per share of Common Stock, the fair market value of a share of Common Stock (determined as provided in paragraph F(4)) on such date, shall be used. If more than one share of Mandatorily Convertible Preferred Stock shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatorily Convertible Preferred Stock so surrendered.

      (11) All shares of the Mandatorily Convertible Preferred Stock purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

      (12) No adjustment in the Mandatory Conversion Rate and the Optional Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph F(12)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of the Mandatorily Convertible Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this paragraph F(l2) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided further that any adjustment shall be required and made in accordance with the provisions of paragraph F(3) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. If any action or transaction would require adjustment to the Mandatory Conversion Rate or the Optional Conversion Rate pursuant to this paragraph F, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value. All calculations under this paragraph F shall be made to the nearest one-thousandth of a share of Common Stock.

      (13) The Board of Directors may make such upward adjustments in the Mandatory Conversion Rate and the Optional Conversion Rate, in addition to those required by this paragraph F, as shall be determined by the Board of Directors, as evidenced by a resolution of the Board of Directors, to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction that could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders after the first Rate Reset Date to occur shall not be taxable. The determination of the Board of Directors as to whether an adjustment should be made pursuant to the provisions of this paragraph (13), and if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation.

      (14) In any case in which paragraph F shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted Mandatorily Convertible Preferred Stock the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph F(10).

      (15) Notwithstanding the foregoing provisions of this paragraph F, no adjustment of the Optional Conversion Rate or the Mandatory Conversion Rate shall be required to be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan.

      (16) Notwithstanding any other provision of this paragraph F, the issuance or distribution of Rights shall not be deemed to constitute an issuance or a distribution or dividend of rights, warrants, or other securities to which any of the adjustment provisions described above applies until the occurrence of the earliest Rights Event.

      (17) For purposes of this Paragraph F, shares of Common Stock owned by, or held for the account of, the Corporation, a Subsidiary or another entity of which a majority of the common stock or common equity interests are owned, directly or indirectly, by the Corporation shall be deemed to be not outstanding.

      G. Voting Rights. The holders of Mandatorily Convertible Preferred Stock shall have no right to vote except as otherwise specifically provided herein, in the Corporation's Articles of Incorporation, as amended, or as required by statute.

      (1) So long as any shares of Mandatorily Convertible Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required in the Corporation's Articles of Incorporation, as amended, or by law, the consent of the holders of at least a majority of the Mandatorily Convertible Preferred Stock, given in person or by proxy, either in writing without a meeting (if permitted by law) or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

            (a) any amendment, alteration or repeal of any of the provisions of the Corporation's Articles of Incorporation, as amended, which affects adversely the powers, rights or preferences of the holders of the Mandatorily Convertible Preferred Stock or reduces the minimum time required for any notice to which holders of Mandatorily Convertible Preferred Stock then outstanding may be entitled; provided, that the amendment of the provisions of the Corporation's Articles of Incorporation, as amended, so as to authorize or create, or to increase the authorized amount of, any junior stock or parity stock shall not be deemed to affect adversely the powers, rights or preferences of the holders of the Mandatorily Convertible Preferred Stock and shall not be subject to approval by the holders of the Mandatorily Convertible Preferred Stock and such holders shall not be entitled to vote thereon to the fullest extent permitted by law; or

            (b) the authorization, creation or issuance of, or the increase in the authorized amount of, any stock of any class or series, or any security convertible into stock of any class or series, ranking senior to the Mandatorily Convertible Preferred Stock.

      (2) The holders of the Mandatorily Convertible Preferred Stock shall have no right to vote with respect to the merger or consolidation of the Corporation with or into any other corporation or other entity or a statutory share exchange with another corporation or entity, unless in connection with such merger, consolidation or statutory share exchange each holder of shares of Mandatorily Convertible Preferred Stock immediately preceding such merger, consolidation or share exchange shall neither (I) with respect to a merger, consolidation or statutory share exchange consummated prior to, on or after the first Rate Reset Date to occur, receive or continue to hold in either (i) the surviving or resulting corporation or other corporation or entity or (ii) if a majority of the voting securities of the surviving or resulting corporation are owned immediately after such merger or consolidation by another entity (a "Parent Entity"), such Parent Entity, the same number of shares, with substantially the same rights and preferences (except as contemplated by subparagraph F(5) and except for those rights and preferences that could be affected without the vote of the holders of the Mandatorily Convertible Preferred Stock, such as the authorization and issuance of junior stock), as correspond to the shares of Mandatorily Convertible Preferred Stock held immediately prior to such merger or consolidation nor (II) with respect to a merger, consolidation or statutory share exchange consummated after the first Rate Reset Date to occur, receive the kind and amount of securities, cash and other property that would have been receivable upon consummation of such merger, consolidation or share exchange by such holder (subject to the assumptions set forth in paragraph F(5)) if the Mandatory Conversion had occurred immediately prior to the consummation of such merger, consolidation or share exchange and the Mandatory Conversion Rate was determined as of such time (and if neither clause (I) nor clause (II) are applicable, then such merger, consolidation or statutory share exchange shall be subject to approval by the holders of the Mandatorily Convertible Preferred Stock and such holders shall be entitled to vote thereon).

      (3) (a) If the Marlin Senior Notes are not paid in full when due, whether on their maturity date, by acceleration or by mandatory redemption in accordance with the terms of the Marlin Senior Notes, the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of shares of the Mandatorily Convertible Preferred Stock, voting separately as a class, shall have the right to elect such additional two directors to fill such positions at any regular meeting of shareholders or special meeting held in place thereof, or at a special meeting called as provided in paragraph 3(c) below. Upon the earliest of (i) the payment in full of the Marlin Senior Notes, (ii) the Final Sale Date and (iii) the first date holders of the Mandatorily Convertible Preferred Stock are entitled to elect directors pursuant to paragraph 3(b) below, the right of the holders of shares of the Mandatorily Convertible Preferred Stock to elect such additional two directors shall cease, and the terms of office of all persons previously elected as directors by the holders of shares of the Mandatorily Convertible Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

            (b) In the event that full cumulative dividends on the Mandatorily Convertible Preferred Stock are not paid and are in arrears for six consecutive quarterly dividend periods following the first Rate Reset Date to occur, the number of directors of the

      Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of shares of the Mandatorily Convertible Preferred Stock, voting separately as a class (together with the holders of shares of all other series of capital stock of the Corporation ranking on a parity with the Mandatorily Convertible Preferred Stock as to the payment of dividends and having the then present right to elect one or more directors as a result of a dividend arrearage but not then entitled to other separate voting rights to elect one or more directors in the event of such an arrearage (herein referred to as "Class Voting Stock")), shall have the right to elect such additional two directors to fill such positions at any regular meeting of shareholders or special meeting held in place thereof, or at a special meeting called as provided in paragraph 3(c) below. Whenever all arrearages of dividends on the Mandatorily Convertible Preferred Stock then outstanding shall have been paid or declared and irrevocably set apart for payment, then the right of the holders of shares of the Mandatorily Convertible Preferred Stock (and, subject to the terms of such other Class Voting Stock, such other Class Voting Stock) to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons previously elected as directors by the holders of shares of the Mandatorily Convertible Preferred Stock and such other Class Voting Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

            (c) At any time after the voting power referred to in paragraph 3(a) or 3(b) above shall have been so vested in the holders of shares of the Mandatorily Convertible Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder or the holders of at least 10% of the number of shares of Mandatorily Convertible Preferred Stock then outstanding (addressed to the Secretary at the principal executive office of the Corporation) shall, call a special meeting of the holders of shares of the Mandatorily Convertible Preferred Stock and, in the case of paragraph 3(b), all other Class Voting Stock for the election of the directors to be elected by them pursuant to paragraph 3(a) or 3(b); provided that the Secretary shall not be required to call such special meeting if the request for such meeting is received less than 45 calendar days before the date fixed for the next ensuing annual meeting of shareholders. Such call shall be made by notice similar to that provided in the bylaws of the Corporation for a special meeting of the shareholders or as required by law. Subject to the foregoing provisions, if any such special meeting required to be called as above provided shall not be called by the Secretary within 20 calendar days after receipt of an appropriate request, then any holder of shares of Mandatorily Convertible Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. Except as otherwise provided by law, at any such meeting, the holders of a majority of the number of shares of Mandatorily Convertible Preferred Stock and, in the case of paragraph 3(b), such other Class Voting Stock then outstanding shall constitute a quorum for the purpose of electing directors as contemplated in paragraph 3(a) or 3(b) above. If at any such meeting or adjournment thereof, a quorum of such holders of Mandatorily Convertible Preferred Stock and, if applicable, such other Class Voting Stock shall not be present, no election of directors by the Mandatorily Convertible Preferred Stock and, if applicable, such other Class Voting Stock shall take place, and any such meeting may be adjourned from time to time for periods not exceeding 30 calendar days until a quorum of the Mandatorily Convertible Preferred Stock and, if applicable, the Class Voting Stock is present at such adjourned meeting. Unless otherwise provided by law or the Corporation's Articles of Incorporation, as amended, directors to be elected by the holders of shares of Mandatorily Convertible Preferred Stock and, if applicable, such other Class Voting Stock shall be elected by a plurality of the votes cast by such holders at a meeting at which a quorum is present. Notwithstanding the foregoing, the absence of a quorum of the Mandatorily Convertible Preferred Stock and, if applicable, such other Class Voting Stock shall not prevent the voting of, including the election of, directors by the holders of Common Stock and other classes of capital stock at such meeting.

            (d) Any director who shall have been elected by holders of shares of Mandatorily Convertible Preferred Stock voting separately as a class, together, if applicable, with the holders of one or more other series of Class Voting Stock, or any director so elected as provided below, may be removed at any time during a class voting period, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the number of shares of Mandatorily Convertible Preferred Stock then outstanding, voting separately as a class, together, if applicable, with the holders of all other series of Class Voting Stock then outstanding, given at a special meeting of such shareholders called for such purpose, and any vacancy thereby created may be filled during such class voting period only by the holders of shares of Mandatorily Convertible Preferred Stock and, if applicable, the other series, if any, of Class Voting Stock. In case any vacancy (other than as provided in the preceding sentence) shall occur among the directors elected by the holders of shares of the Mandatorily Convertible Preferred Stock (and, if applicable, such other Class Voting Stock), a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the Mandatorily Convertible Preferred Stock (and, if applicable, such other Class Voting Stock) or the successor of such remaining director.

      (4) Holders of Mandatorily Convertible Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent except as otherwise provided by applicable law.

      H. Other Rights. Shares of Mandatorily Convertible Preferred Stock shall not have any relative, participating, optional or other special rights or powers other than as set forth herein, in the Corporation's Articles of Incorporation, as amended, or as required by law.

      I. Notices. In case, at any time while any shares of Mandatorily Convertible Preferred Stock are outstanding, (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends, (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of securities exercisable for, convertible into, or exchangeable for, shares of Common Stock, (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or any consolidation or merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the

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Corporation into one of its Subsidiaries solely for the purpose of changing the corporate name or corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety,
(iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or (v) there shall occur any Pro Rata Repurchase, then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Mandatorily Convertible Preferred Stock, and shall cause to be mailed to the holders of Mandatorily Convertible Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or Pro Rata Repurchase is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or Pro Rata Repurchase; provided, however, that if any such action requiring such notice is to occur prior to the first Rate Reset Date to occur, then such notice need only be given on or before the date of such action. The failure to give or receive the notice required hereby or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

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